                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                            DIGI INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            DIGI INTERNATIONAL INC.
                              11001 BREN ROAD EAST
                          MINNETONKA, MINNESOTA 55343
                                  952/912-3444

                                                               December 21, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Wednesday, January 24, 2001.

     The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                                          Sincerely,

                                          /s/ Joseph T. Dunsmore

                                          Joseph T. Dunsmore
                                          Chairman of the Board

                            DIGI INTERNATIONAL INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                JANUARY 24, 2001

     The Annual Meeting of Stockholders of Digi International Inc. will be held at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, at 3:30 p.m., Central Standard Time, on Wednesday, January 24, 2001 for the following purposes:

     1. To elect one director for a one-year term and two directors for a three-year term.

     2. To approve the Digi International Inc. 2000 Omnibus Stock Plan, which provides eligible participants the opportunity to receive stock-based awards.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the fiscal year ending September 30, 2001.

     4. To transact such other business as may properly be brought before the meeting.

     The Board of Directors has fixed December 8, 2000 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

     YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE AS QUICKLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                          /S/ James E. Nicholson

                                          James E. Nicholson
                                          Secretary

Minnetonka, Minnesota
December 21, 2000

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the "Company"), for use in connection with the Annual Meeting of Stockholders to be held on Wednesday, January 24, 2001 at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 8, 2000 will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

     The address of the principal executive office of the Company is 11001 Bren Road East, Minnetonka, Minnesota 55343 and the Company's telephone number is
(952) 912-3444. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about December 21, 2000.

     Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than August 23, 2001 for inclusion in the Proxy Statement for that meeting. Any other stockholder proposals for the Company's 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive office not less than 60 days prior to the date fixed for such annual meeting, unless the Company gives less than 75 days' prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure. The notice must set forth certain information concerning such proposal, including a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

     Under the Company's Bylaws, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the President of the Company. To be timely, a stockholder's notice must be delivered to or mailed to and received at, the principal executive offices of the Company not less than 60 days prior to the date fixed for the meeting, unless the Company gives less than 75 days' prior public disclosure of the date of the meeting, in which case the Company must receive notice from the stockholder not later than the close of business on the fifteenth day following the day on which the Company makes such public disclosure.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials. To assist the Company in soliciting proxies for the 2001 Annual Meeting of Stockholders, the Company has retained MacKenzie Partners, Inc. for a total fee not to exceed $10,000 plus out-of-pocket expenses.

     A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who either abstains, withholds authority to vote for the election of directors or who does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or approval of the proposals.

     The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on December 8, 2000 there were 15,187,743 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of December 8, 2000, the beneficial ownership of Common Stock of the Company by each director or nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

             NAME AND ADDRESS                       AMOUNT AND NATURE OF           PERCENTAGE OF
            OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP (1)       OUTSTANDING SHARES
-------------------------------------------       ------------------------       ------------------
Directors, nominees and executive officers:
  Bruce H. Berger                                                0                         *
  Joseph T. Dunsmore                                        19,500(2)                      *
  Richard E. Eichhorn                                      119,750(3)                      *
  Douglas J. Glader                                        205,532(4)                    1.3%
  Subramanian Krishnan                                      82,240(5)                      *
  Kenneth E. Millard                                         7,500(6)                      *
  Robert S. Moe                                             76,875(7)                      *
  Mykola Moroz                                             134,536(8)                      *
  John P. Schinas                                        1,401,352(9)                    9.2%
  Michael Seedman                                                0                         *
  David Stanley                                            102,250(10)                     *
  James Tucker                                                   0                         *

All directors, nominees and executive
officers as a group (12 persons, including
those named above)                                       2,149,535(11)                  13.6%

Other beneficial owners:
  Dimensional Fund Advisors Inc.                         1,279,550(12)                   8.4%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401

------------------------------
  *   Less than one percent.

 (1) Unless otherwise indicated in footnote below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

 (2) Includes 15,000 shares covered by options which are exercisable within 60 days of the record date.

 (3) Includes 85,500 shares covered by options which are exercisable within 60 days of the record date.

 (4) Includes 166,046 shares covered by options which are exercisable within 60 days of the record date. Includes 4,200 shares held by Mr. Glader's spouse's IRA. Mr. Glader disclaims beneficial ownership for the shares held by his spouse's IRA.

 (5) Includes 66,770 shares covered by options which are exercisable within 60 days of the record date.

 (6) Includes 7,500 shares covered by options which are exercisable within 60 days of the record date.

 (7) Includes 36,875 shares covered by options which are exercisable within 60 days of the record date. Includes 1,500 shares held directly by Mr. Moe's spouse. Mr. Moe disclaims beneficial ownership for the shares held by his spouse.

 (8) Includes 127,000 shares covered by options which are exercisable within 60 days of the record date.

 (9)  Mr. Schinas' address is P.O. Box 187, Rangeley, Maine 04970.

(10) Includes 85,500 shares covered by options which are exercisable within 60 days of the record date.

(11) Includes 342,375 shares covered by options which are exercisable within 60 days of the record date held by five non-employee directors of the Company and 247,816 shares covered by options which are exercisable within 60 days of the record date held by three executive officers of the Company.

(12) Based on information received by the Company on November 15, 2000 from Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 1,279,550 shares of the Company's stock as of September 30, 2000. Such shares are owned by Dimensional's portfolios and Dimensional claims beneficial ownership for the shares held by the portfolios.

                             ELECTION OF DIRECTORS

     The business of the Company is managed by or under the direction of a Board of Directors with a number of directors, not less than three, fixed from time to time by the Board of Directors. The Board is divided into three classes as nearly equal in number as possible, and directors of one class are elected each year for a term of three years. Each class consists of at least one director. The Board of Directors has fixed at three the number of directors to be elected to the Board at the 2001 Annual Meeting of Stockholders and has nominated the three persons named below for election as directors. The Board has nominated Mr. Moroz to stand for election for a one-year term. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the three nominees named below.

     Each of the nominees named below is currently a director of the Company, and each has indicated a willingness to serve as a director. In case any nominee is not a candidate for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     Following is certain information regarding the nominees for the office of director and the current directors whose terms expire after the 2001 Annual
Meeting:

DIRECTOR NOMINEE FOR TERM EXPIRING IN 2002:

Mykola Moroz, age 63

     Mr. Moroz, a founder of the Company, has been a member of the Board of Directors since July 1991. He was a consultant to the Company on manufacturing operations from December 1994 to November 1996. He was President of the Company from July 1991 to November 1994 and Chief Executive Officer from January 1992 to November 1994. Mr. Moroz was Chief Operating Officer of the Company from July 1991 to January 1992.

DIRECTOR NOMINEES FOR TERM EXPIRING IN 2004:

Michael Seedman, age 44

     Mr. Seedman has been a member of the Board of Directors of the Company since October 2000. Since February 1999, Mr. Seedman has been a private investor. Mr. Seedman founded Entegra Technologies, a telecommunications company, and pursued non-business interests from October 1997 to January 1999. From 1993 to September 1997, he served as Vice President, General Manager of the Personal Communications Division of U.S. Robotics. He founded Practical Peripherals, Inc. in 1982 and continued to serve as President after it was acquired in 1989 until July 1993. Mr. Seedman also serves as a director of Western Multiplex Corporation, Wave Systems Corp. and three private companies.

James Tucker, age 44

     Mr. Tucker has been a member of the Board of Directors of the Company since October 2000. He has been the Vice President of Global Business Development for Open Port Technology, Inc., a telecommunications company, since January 2000. From July 1997 to December 1999, Mr. Tucker served as Director of Strategic Sales Initiatives for 3COM Corporation, a telecommunications company. From April 1994 to June 1997, he was Director of Sales for the Network Systems Division of U.S. Robotics. Before that, he held various sales, marketing and general management positions at IBM Corporation from 1976 to 1994.

DIRECTORS WHOSE TERMS EXPIRE AFTER 2001:

Joseph T. Dunsmore, age 42

     Mr. Dunsmore joined the Company in October 1999, as President and Chief Executive Officer and a member of the Board of Directors and was elected Chairman of the Board in May 2000. Prior to joining the Company, Mr. Dunsmore had been Vice President of Access for Lucent Microelectronics, a telecommunications company, since June 1999. From October 1998 to June 1999, he acted as an independent consultant to various high technology companies. From February 1998 to October 1998, Mr. Dunsmore was Chief

Executive Officer of NetFax, Inc., a telecommunications company. From October 1995 to February 1998, he held executive management positions at US Robotics and then at 3COM after 3COM acquired US Robotics in June 1997. Prior to that, Mr. Dunsmore held various marketing management positions at AT&T Paradyne Corporation since May 1983.

Kenneth E. Millard, age 54

     Mr. Millard has been a member of the Board of Directors of the Company since October 1999. He has been the President and Chief Operating Officer of Telular Corporation, a telecommunications company, since April 1996. Mr. Millard served as the President and Chief Operating Officer of Oncor Communications, a telecommunications company, from February 1992 to January 1996. Prior to that, he held various executive management positions at Ameritech Corporation and worked as an attorney for AT&T and Wisconsin Bell. Mr. Millard continues to serve as a director of Telular and also serves as a director of two private corporations.

Robert S. Moe, age 70

     Mr. Moe has been a member of the Board of Directors since October 1996. From 1981 to his retirement in 1993, he was the Chief Financial Officer of Polaris Industries, Inc., a manufacturer of snowmobiles, all-terrain vehicles and personal watercraft. He is also a director of Polaris Industries, Inc.

David Stanley, age 65

     Mr. Stanley has been a member of the Board of Directors since 1990. Mr. Stanley served as Chairman and Chief Executive Officer of Payless Cashways, Inc., a building materials retailer, from 1984 to 1997. Payless Cashways, Inc. filed a voluntary Chapter 11 bankruptcy petition on July 21, 1997. A plan of reorganization was approved by the creditors and confirmed by the United States Bankruptcy Court for the Western District of Missouri in November 1997. Payless Cashways, Inc. emerged from bankruptcy in early December 1997.

     None of the directors is related to any other director or to any executive officer of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met thirteen times during fiscal 2000. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served held during fiscal 2000, except Mr. Moe. The Company has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Following is a description of the functions performed by each of these Committees.

Audit Committee

     The Company's Audit Committee consists of Messrs. Stanley (Chairman), Moe and Moroz. All members of the Audit Committee are "independent" as that term is defined in the applicable listing standards of The Nasdaq Stock Market. The Audit Committee oversees the Company's financial reporting process by, among other things, reviewing and reassessing the Audit Committee Charter annually, recommending and taking action to oversee the independence of the independent accountants and selecting and appointing the independent accountants. The Audit Committee met four times during fiscal 2000. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, adopted by the Company's Board of Directors on January 25, 2000, a copy of which is included as Exhibit A to this Proxy Statement.

Compensation Committee

     The Company has a Compensation Committee consisting of Messrs. Eichhorn (Chairman), Millard and Moe, which reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation and benefit plans and administers the Digi International Inc. Stock Option Plan, the Digi International Inc. Non-Officer Stock Option Plan, the Digi International Inc. Employee Stock

Purchase Plan and, if approved by the stockholders at the 2001 Annual Meeting, the Digi International Inc. 2000 Omnibus Stock Plan. The Compensation Committee met fifteen times during fiscal 2000.

Corporate Governance and Nominating Committee

     The Company has a Corporate Governance and Nominating Committee, which advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The Committee, consisting of Messrs. Millard (Chairman), Stanley and Eichhorn, met twice in fiscal 2000.

     This Committee will consider persons recommended by stockholders in selecting nominees for election to the Board of Directors. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Corporate Governance and Nominating Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve.

Director Compensation

     Currently, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock who is newly elected to the Board, whether elected at an annual meeting or during the year, and who has not previously been a director of the Company, receives a one-time, non-elective grant of an option to purchase 5,000 shares of Common Stock of the Company at the then-current market price. Furthermore, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is a director at the conclusion of an annual meeting receives a non-elective grant of an option to purchase 1,500 shares of Common Stock of the Company at the then-current market price. If a newly elected non-employee director is first elected during the year, then such non-elective option grant is prorated. In addition, each non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock, whether incumbent or newly elected, who is a director at the conclusion of an annual meeting has an election to receive one of the following: (i) an option to purchase 6,000 shares of Common Stock of the Company at the then-current market price or (ii) cash payments consisting of an annual retainer of $8,000, payable quarterly in arrears, plus per meeting fees of $750 for each meeting of the Board of Directors attended and $350 for each committee meeting attended that is not held on the same day as a meeting of the Board of Directors. If a newly elected non-employee director of the Company who beneficially owns not more than 5% of the Company's outstanding Common Stock is first elected during the year, the option grant to purchase 6,000 shares of Common Stock or the $8,000 annual retainer is prorated. As additional compensation, each committee Chairman who is also a non-employee director who beneficially owns not more than 5% of the Company's outstanding Common Stock has an annual election to receive one of the following in addition to the compensation described above: (i) an option to purchase 1,000 shares of the Common Stock of the Company at the then-current market price or (ii) a cash payment of $2,500. Directors who beneficially own more than 5% of the Company's outstanding Common Stock serve without receiving the compensation described above.

REPORT OF THE AUDIT COMMITTEE

     The role of the Company's Audit Committee, which is composed of three independent non-employee directors, is one of oversight of the Company's management and the Company's outside auditors in regard to the Company's financial reporting and the Company's controls respecting accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the Company's management and independent auditors.

     The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2000 with the Company's management; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); and (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the Company's independent accountants the independent accountants' independence.

     Based on the review and discussions with management and the Company's independent auditors referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          David Stanley, Chairman
                                          Robert S. Moe
                                          Mykola Moroz

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company's executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal 2000.

Compensation Philosophy

     The Company has historically implemented a "pay for performance" compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's success and continued growth, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company's compensation practices reward executives commensurately with their ability (i) to meet the Company's established financial targets and other goals, through cash bonuses, and (ii) to drive increases in stockholder value, through stock options.

     A central feature of the Company's compensation program is its emphasis on objective performance incentives. Under the Company's historical practice, performance targets are established by the Committee at the outset of each fiscal year for each executive officer. The Company's historical practice has been to communicate to each executive, near the outset of a fiscal year, the performance targets that must be met for that fiscal year and the amount of cash bonus that the executive will be eligible to receive if such goals are met.

     The Committee believes that base salary of the Company's Chief Executive Officer is below average relative to its national and regional peer companies and that the base salaries of other executive officers are average. However, if the cash bonus targets are fully achieved, the Chief Executive Officer of the Company is able to earn total cash compensation that is slightly below average relative to these peer companies as a group, and the other executive officers are able to earn total cash compensation that is above average. This analysis supports the Committee's compensation philosophy of putting a substantial portion of executives' total cash compensation "at risk" by tying it to the achievement of objective financial results and other goals, and generally giving executives the opportunity to earn above average compensation through performance.

     An additional important aspect of the Company's compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive's interests are aligned with the long-term interests of the Company's stockholders. Executives are thereby given the incentive not only to meet their annual performance objectives, but also to achieve longer-term strategic goals.

     The Committee also recognizes that competition is intense for qualified executives in the data communications field and that the Company needs to remain flexible and responsive to individual circumstances in order to attract and retain talented senior management.

Executive Officer Compensation Program

     The key components of the Company's compensation program are base salary, cash bonuses and stock options.

     Base Salary. The Committee annually reviews the base salary of each executive officer. In determining the appropriate base salary level for fiscal 2000, the Company considered base salaries for the previous fiscal year and individual performance, including performance in relation to performance targets for the then-ending fiscal year. For fiscal 2001, the base salaries of all executive officers will remain unchanged from the prior year.

     Mr. Schinas received $78,460 in fiscal 2000, based on his annual base salary of $100,000 for his service as Chairman of the Board, which was increased to $250,000 for the period from February 9, 1999 to October 24, 1999 when he also served as Interim President and Chief Executive Officer.

     The Company entered into employment agreements with certain executive officers that establish certain minimum base salaries and bonus targets. The Committee has reviewed these salaries and targets and believes that they are consistent with the Company's compensation philosophy described above.

     Cash Bonuses. Each executive of the Company is given a specified bonus target which he or she will receive if the applicable objectives set by the Committee are met. These bonus targets have typically been 100% of base salary. At the outset of the 2000 fiscal year, the Committee established Company-wide financial objectives upon which 75% of the cash bonuses for Messrs. Glader and Krishnan were based, with the remaining 25% based upon personal performance goals. Cash bonus targets for Messrs. Glader and Krishnan were set at 100% of base salary. In April 2000 the Committee determined to guarantee the bonuses of Messrs. Glader and Krishnan for fiscal 2000 at 75% of their cash bonus target in order to assist in retaining these executive officers and in response to employment offers Messrs. Glader and Krishnan received from other companies. The fiscal 2000 financial objectives were not met, and accordingly such executive officers were not entitled to a cash bonus for fiscal 2000 except to the extent of the partial guarantees. In fiscal 2000, Mr. Dunsmore received a guaranteed bonus of $260,000 pursuant to the terms of his employment agreement and Mr. Berger received a guaranteed bonus of $75,000 pursuant to the terms of his employment offer letter. Messrs. Dunsmore and Berger joined the Company during the course of fiscal 2000. Mr. Schinas did not receive a bonus in fiscal 2000.

     The Committee has set criteria for achievement of cash bonuses in fiscal 2001 by the executive officers based upon the achievement of Company-wide financial goals. For fiscal 2001, the Committee set the bonus target for Messrs. Glader and Krishnan at 100% of base salary. Mr. Dunsmore's bonus target for fiscal 2001 is 100% of base salary under his employment agreement and Mr. Berger's bonus target for fiscal 2001 is 90% of base salary under his employment agreement. If all of the objectives are not met, the executives will not receive bonuses, subject to the Compensation Committee's authority to award bonuses in its discretion. The cash bonus plan for fiscal 2001 also provides for a sliding scale for greater bonuses if the bonus objectives are exceeded. At the maximum end of the scale, if 110% of the bonus objectives are achieved, the bonus payout increases to 125% of the amount of the bonus targets. If the Company achieves greater than 110% of the bonus objectives, the Committee has discretion to determine whether bonus amounts in excess of 125% of the amount of the bonus targets will be paid. In fiscal 2001 there will be no guaranteed bonuses for the current executive officers of the Company.

     Stock Options. Long-term incentives are provided through the Company's Stock Option Plan. The Plan is administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries, non-employee directors of the Company and certain advisors and consultants to the Company. While the Committee has broad discretion to select the optionees and to establish the terms and conditions for the grant, vesting and exercise of each option, the Committee's current practice is generally to grant stock options to employees vesting over four years in order to strengthen the employee's ties to the Company and to focus on enhancing stockholder value on a long-term basis. If the Company's 2000 Omnibus Stock Plan (the "Omnibus Plan") is approved at the 2001 Annual Meeting, the Committee will administer the grant of stock-based incentive awards under the Omnibus Plan according to the same philosophy.

     During each fiscal year, the Committee considers whether awards will be made to executive officers under the Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant.

     In fiscal 2000, Mr. Dunsmore was granted options to purchase 240,000 shares, Messrs. Glader and Krishnan were each granted options to purchase 110,000 shares and Mr. Berger was granted options to purchase 75,000 shares at prices ranging from $5.75 per share to $14.625 per share (each at the fair market value on the date of the grant).

     401-K Savings and Profit Sharing Plan. Company officers may participate in the Company's 401-K Savings and Profit Sharing Plan (the "401-K Plan") which allows any Company employee (other than interns, temporary employees, certain part-time employees and certain other excluded categories of employees) who is at least 18 years of age to contribute up to 15 percent of his or her earnings to the 401-K Plan. Eligible employees can begin contributing on the first day of the month following their date of hire. The participant's contributions are subject to an annual maximum imposed by the Internal Revenue Code of 1986, as amended (the "Code"), which was $10,500 in 2000 and also will be $10,500 in 2001. The annual maximum will be indexed for inflation in future years.

     Under the 401-K Plan, the Company has discretion to make either profit sharing contributions or matching contributions. For any given year, the Company may decide to make no such contributions, to make one type of contribution or to make both types of contributions. Profit sharing contributions are allocated in proportion to the earnings of eligible participants. Matching contributions are allocated in proportion to the contributions each participant makes from his or her salary, unless the Company specifies a different matching formula for a particular year. To be eligible to receive profit sharing contributions for a year, the participant must be employed by the Company on December 31 of that year and must have completed at least 1,000 hours of service during the year. Matching contributions are made each pay period for those employees who are active participants on the last day of the pay period, based on the contributions made by the employee during that pay period. For 2000, the Company matched contributions dollar for dollar on contributions up to 3% of the participant's salary, with an annual maximum for any participant of $2,500. The Company will make the same matching contribution for 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, comprised entirely of independent, outside directors, is responsible for establishing and administering the Company's policies involving the compensation of executive officers. No employee of the Company serves on the Committee. During fiscal 2000 the members of the Committee were Richard E. Eichhorn (Chairman), Kenneth E. Millard and Robert S. Moe. Willis K. Drake also served on the Committee until his term as a director ended on January 26, 2000. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.
                                          COMPENSATION COMMITTEE
                                          Richard E. Eichhorn, Chairman
                                          Kenneth E. Millard
                                          Robert S. Moe

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table contains information concerning annual and long-term compensation for the fiscal years ended September 30, 2000, 1999, and 1998 provided to the individuals who served as Chief Executive Officer during fiscal 2000 and the other three most highly compensated executive officers of the Company (the "Named Officers") who received remuneration exceeding $100,000 for the fiscal year ended September 30, 2000.

                                                                            LONG-TERM
                                                ANNUAL COMPENSATION        COMPENSATION
                                           -----------------------------      AWARDS
                NAME AND                   FISCAL                          ------------      ALL OTHER
           PRINCIPAL POSITION               YEAR     SALARY      BONUS      OPTIONS(#)     COMPENSATION
-----------------------------------------  ------   ---------   --------   ------------   ---------------
John P. Schinas, Interim President          2000    $ 78,460    $      0           0          $ 1,085
  and Chief Executive Officer(1)            1999     204,186           0           0            3,159
                                            1998     100,340           0           0              625

Joseph T. Dunsmore, President,              2000     239,808     260,000     240,000            3,379
  Chief Executive Officer(2)

Douglas J. Glader, Executive Vice           2000     232,789     168,750     110,000          131,917
  President and General Manager of          1999     193,242     147,288      60,000            7,455
  MiLAN Technology(3)                       1998     159,597     169,752      30,000            1,039

Subramanian Krishnan, Senior Vice           2000     207,000     150,000     110,000            3,495
  President, Chief Financial Officer and    1999     122,019     108,000      85,000            4,697
  Treasurer(4)

Bruce H. Berger, Vice President             2000      87,692      75,000      75,000           51,131
  and Managing Director of European
  Operations(5)

------------------------------
(1) Mr. Schinas served as Chairman of the Board of Directors from July 1991 until May 5, 2000. Mr. Schinas served as Interim President and Chief Executive Officer from February 9, 1999 until his replacement by Mr. Dunsmore on October 24, 1999. Amounts included in All Other Compensation for Mr. Schinas include the Company's matching contributions to the 401-K Plan allocated to Mr. Schinas' account.

(2) Mr. Dunsmore joined the Company as President and Chief Executive Officer, and a director, on October 24, 1999 and became Chairman of the Board of Directors on May 5, 2000. Amounts included in All Other Compensation for Mr. Dunsmore include term life insurance premiums of $485 paid for Mr. Dunsmore, reimbursement for relocation expenses of $2,565 incurred in connection with his employment by the Company and reimbursement of Mr. Dunsmore's tax liability of $329 resulting from the relocation expense reimbursement.

(3) Mr. Glader joined the Company in 1994 serving in various executive management positions and he became Executive Vice President and Chief Operating Officer in April 1999. He became Executive Vice President and General Manager of MiLAN Technology on May 8, 2000 and continues to hold such office. Amounts included in All Other Compensation for Mr. Glader for 2000 include the Company's matching contribution to the 401-K Plan of $2,500 allocated to Mr. Glader's account, term life insurance premiums of $1,675 paid for Mr. Glader, cash in lieu of accrued vacation over three years of service of $46,152, imputed interest of $4,705 related to an interest-free loan made to Mr. Glader in connection with his relocation, reimbursement for relocation expenses of $24,727 incurred in connection with his employment by the Company, housing allowance payments of $16,963 and reimbursement of Mr. Glader's tax liability of $35,195 resulting from the relocation expense reimbursement and housing allowance payments paid to Mr. Glader. Amounts for 1999 include the Company's matching contribution to the 401-K Plan of $5,780 to Mr. Glader's account and term life insurance premiums of $1,675 paid for Mr. Glader. Amounts for 1998 include the Company's matching contribution to the 401-K Plan to Mr. Glader's account.

(4) Mr. Krishnan joined the Company as Vice President of Worldwide Finance and Corporate Development in January 1999 and became Senior Vice President, Chief Financial Officer and Treasurer in February 1999. Amounts included in All Other Compensation for Mr. Krishnan for 2000 include the Company's matching contribution to the 401-K Plan of $2,500 allocated to Mr. Krishnan's account and term life insurance premiums of $995 paid for Mr. Krishnan. The amounts for 1999 include the Company's matching contribution to the 401-K Plan of $3,702 allocated to Mr. Krishnan's account and term life insurance premiums of $995 paid for Mr. Krishnan.

(5) Mr. Berger joined the Company as Vice President and Managing Director of European Operations in May 2000. Amounts represented in All Other Compensation for Mr. Berger include the Company's matching contribution to the 401-K Plan of $2,192 allocated to Mr. Berger's account, term life insurance premiums of $380 paid for Mr. Berger, reimbursement for relocation expenses of $24,127 incurred in connection with his employment by the Company, vehicle allowance payments of $2,650, reimbursement of incidental expenses of $3,356 and reimbursement of Mr. Berger's tax liability of $18,426 resulting from the relocation expense reimbursement, vehicle allowance payments and incidental expense reimbursement paid to Mr. Berger.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------
                                                        PERCENT OF
                                           NUMBER OF      TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                                           SECURITIES    OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                                           UNDERLYING   GRANTED TO   EXERCISE                   PRICE APPRECIATION FOR OPTION
                                            OPTIONS     EMPLOYEES    OR BASE                              TERMS (1)
                                            GRANTED     IN FISCAL     PRICE     EXPIRATION   ------------------------------------
                  NAME                        (#)          YEAR       ($/SH)       DATE      0% ($)      5% ($)        10% ($)
-----------------------------------------  ----------   ----------   --------   ----------   ------   ------------   ------------
Joseph T. Dunsmore.......................  240,000(2)    21.7173%    $12.000     10/23/09      $0     $  1,809,963   $  4,586,078
Douglas J. Glader........................   25,000(3)     2.1581      14.625     11/10/09       0          229,940        582,712
Douglas J. Glader........................   85,000(4)     7.3374       7.125     04/20/10       0          380,874        965,210
Subramanian Krishnan.....................   25,000(3)     2.1581      14.625     11/10/09       0          229,940        582,712
Subramanian Krishnan.....................   85,000(5)     7.3374       5.750     04/27/10       0          307,372        778,942
Bruce H. Berger..........................   75,000(6)     6.4742       7.125     04/20/10       0          336,066        851,656
---------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the results of calculations at a 0% annual appreciation rate, and at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes, and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company's stock. Stockholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown when the price of the Company's stock appreciates, which benefits all stockholders commensurately.

(2) These options become exercisable in four segments, each consisting of 60,000 shares. The first segment vests in four equal increments of 15,000 shares on October 23rd of 2000, 2001, 2002 and 2003, provided that if the average per share closing price of the Company's stock equals or exceeds $15.00 for 60 consecutive calendar days the first segment will vest in full immediately. The second segment vests in four equal increments of 15,000 shares on each of the second through fifth anniversaries of the date of grant, provided that if the average per share closing price of the Company's stock equals or exceeds $20.00 for 60 consecutive calendar days the second segment will vest in full immediately. The third segment vests in four equal installments of 15,000 shares on each of the third through sixth anniversaries of the date of grant, provided that if the per share closing price of the Company's stock equals or exceeds $25.00 for 60 consecutive calendar days the third segment will vest in full immediately. The fourth segment vests in four equal increments of 15,000 shares on each of the fourth through seventh anniversaries of the date of grant, provided that if the average per share closing price of the Company's stock equals or exceeds $30.00 for 60 consecutive calendar days the fourth segment will vest in full immediately.

(3) These options became exercisable as to all of the shares on October 1, 2000.

(4) These options become exercisable as to 21,250 shares on April 20, 2001, and as to the remaining 63,750 shares covered by the option in equal installments over the next 36 months beginning on May 20, 2001.

(5) These options become exercisable as to 21,250 shares on April 27, 2001, and as to the remaining 63,750 shares covered by the option in equal installments over the next 36 months beginning on May 27, 2001.

(6) These options become exercisable as to 18,750 shares on April 20, 2001, and as to the remaining 56,250 shares covered by the option in equal installments over the next 36 months beginning on May 20, 2001.

                               AGGREGATED OPTION
                         EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The purpose of the following table is to report exercises of stock options by the Named Officers during fiscal 2000 and any value of their unexercised stock options as of September 30, 2000. The Named Officers did not exercise stock options in fiscal 2000 pursuant to the Company's Stock Option Plan. The Company has not issued any stock appreciation rights to the Named Officers.

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                      OPTIONS AT FY-END               AT FY-END(1)
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           -----------   --------   -----------   -------------   -----------   -------------
John P. Schinas..............          0     $      0           0              0       $      0       $      0
Joseph T. Dunsmore...........          0            0           0        240,000              0              0
Douglas J. Glader............          0            0     135,630        176,770         75,510         14,231
Subramanian Krishnan.........          0            0      34,689        160,311        209,044         18,621
Bruce H. Berger..............          0            0           0         75,000              0         56,250

------------------------------
(1) Value is based on a share price of $7.875, which was the last reported sale price for a share of Common Stock on the Nasdaq National Market System on September 29, 2000, minus the exercise price.

                EMPLOYMENT CONTRACTS; SEVERANCE, TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     John P. Schinas. Until his resignation as Chairman of the Board on May 5, 2000, the Company and Mr. Schinas were parties to an employment agreement pursuant to which Mr. Schinas served as Chairman of the Board for an annual base salary of $100,000. The agreement also gave the Company discretion to grant Mr. Schinas incentive compensation.

     Joseph T. Dunsmore. The Company and Mr. Dunsmore are parties to an employment agreement entered into on October 24, 1999 relating to Mr. Dunsmore's election as President and Chief Executive Officer of the Company. The agreement provides that Mr. Dunsmore would be paid an annual base salary of $250,000. Beginning on October 1, 2000, the Committee will review Mr. Dunsmore's base salary annually and may, in its sole discretion, increase it to reflect performance and other factors. Mr. Dunsmore's annual base salary will remain $250,000 in fiscal 2001. The agreement also provides that during fiscal 2000 Mr. Dunsmore was entitled to a guaranteed cash bonus of $260,000. Beginning with fiscal 2001, Mr. Dunsmore is entitled to a cash bonus equal to 100% of his based salary, provided that the objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine in its discretion what portion of the target bonus amount, if any, will be paid to Mr. Dunsmore. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in it discretion, award Mr. Dunsmore a bonus that is larger than the target bonus.

     Pursuant to his employment agreement, on October 23, 1999, the Company issued Mr. Dunsmore stock options to purchase an aggregate of 240,000 shares of the Company's Common Stock on the date of his employment agreement at fair market value on the date of grant. The options consist of four 60,000 share segments. The first segment vests in four equal increments of 15,000 shares on each of the first through fourth anniversaries of the date of grant, provided that if the average per share closing price of the Company's Common Stock equals or exceeds $15.00 for 60 consecutive calendar days the first segment will vest in full immediately. The second segment vests in four equal increments of 15,000 shares on each of the second through fifth anniversaries of the date of grant, provided that if the average per share closing price of the Company's Common Stock equals or exceeds $20.00 for 60 consecutive calendar days the second segment will vest in full immediately. The third segment vests in four equal increments of 15,000 shares on each of the third through sixth anniversaries of the date of grant, provided that if the average per share closing price of the Company's Common Stock equals or exceeds $25.00 for 60 consecutive calendar days the third segment will vest in full immediately. The fourth segment vests in four equal installments of 15,000 shares on each of the fourth through seventh anniversaries of the date of grant, provided that if the average per share closing price of the Company's Common Stock equals or exceeds $30.00 for 60 consecutive calendar days the fourth segment will vest in full immediately. Mr. Dunsmore's option grant will also vest in full in the event of his termination without cause or a "change in control" of the Company which is deemed to occur if any person or group acquires more than 25% of the voting power of the Company, if there is a change in the membership of the Board of Directors, not approved by the continuing directors, such that the persons who were directors at the beginning of any three-year period no longer constitute a majority of the Board or in the event of a merger or consolidation of the Company in which less than 60% of the common stock of the surviving corporation is owned by the Company's stockholders.

     Pursuant to the agreement the Company paid Mr. Dunsmore's relocation expenses and purchased his prior residence for the price he had paid for such residence. The agreement also provides that Mr. Dunsmore is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

     Under the terms of Mr. Dunsmore's employment agreement, if the Company terminates his employment without cause, Mr. Dunsmore is entitled to receive his then current base salary for a period of twenty-four months if such termination occurs within six months of the date of his employment agreement, for a period of eighteen months if such termination occurs after six months and before one year from the date of his employment agreement and for a period of twelve months if such termination occurs after one year from the date of his employment agreement.

     Douglas J. Glader. The Company's agreement with Mr. Glader on February 6, 1995 provides that Mr. Glader will be paid a base salary at the annual rate of $120,000, which upon annual review by the Committee was set at $170,000 for fiscal 1998 and which was initially increased to $190,000 for fiscal 1999 and further increased in fiscal 1999 to $200,000. Mr. Glader's base salary for fiscal 2000 was increased to $225,000 and will remain $225,000 for fiscal 2001. The Committee will continue to review Mr. Glader's base salary annually and may, in its sole discretion, increase it to reflect performance, appropriate industry guideline data and other factors, but is not obligated to provide for any increases in base salary. Under his agreement, Mr. Glader also is entitled to a cash bonus opportunity based on his percentage of achievement of objectives set by the Committee, of up to 100% of his base salary in any fiscal year. Mr. Glader was also granted additional options in fiscal 2000. In November 1999, Mr. Glader was granted an option to purchase 25,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting on October 1, 2000. In April 2000, Mr. Glader was granted an option to purchase 85,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. All of Mr. Glader's option grants will also vest in full in the event of his termination without cause or a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dunsmore's option vesting. The options granted to him in April 2000 also vest in full in the event of a sale of the Company's MiLAN business. In connection with the change in Mr. Glader's duties from Executive Vice President and Chief Operating Officer to Executive Vice President and General Manager of MiLAN Technology, the 25,000 share option granted to Mr. Glader on May 3, 1999 immediately vested in full in accordance with the terms of the related option agreement. Mr. Glader also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

     In connection with Mr. Glader's agreement to return to California to become Executive Vice President and General Manager of MiLAN Technology, the Committee approved an agreement to pay Mr. Glader a housing allowance in response to the significantly higher housing costs in the Bay Area of California. Pursuant to the agreement, the Company will reimburse Mr. Glader for the difference between his house payment in the Bay Area and his prior house payment in Minnesota, which equals $8,482 per month. This payment, together with a payment equal to the difference between his real estate property taxes in the Bay Area and his real estate property taxes in Minnesota, will be paid until the earliest of the date on which Mr. Glader sells his current California residence, the date on which Mr. Glader ceases to be an employee of the Company or the first date on which Mr. Glader is both free to trade and legally entitled to sell shares of the Company's Common Stock that can be acquired under stock options granted to Mr. Glader by the Company and the net profit from such sale after payment of federal and state income taxes would be at least one million dollars. The agreement also provides that the Company will reimburse Mr. Glader for any federal and state income taxes imposed on the housing allowance and real estate property tax payments made to Mr. Glader.

     The agreement also provides that Mr. Glader will repay the Company $243,056 on or before January 26, 2001 for the interest-free loan he received from the Company to cover approximately 50% of the down payment that was required upon purchase of his home in California. The agreement also provides for reimbursement of Mr. Glader's relocation expenses. Finally, the agreement also obligates the Company to pay Mr. Glader severance equal to one year's base salary and a bonus (if earned) that will be prorated for the portion of the fiscal year through the termination date if he is terminated by the Company without cause.

     Subramanian Krishnan. The Company and Mr. Krishnan are parties to a letter agreement dated March 26, 1999, as amended, which provides that if Mr. Krishnan's employment is terminated by the Company without cause on or before January 24, 2001, he will be entitled to receive severance equal to one year's base salary and a bonus (if earned) that will be pro-rated for the portion of the fiscal year through the termination date. Mr. Krishnan's annual base salary for fiscal 1999 was $180,000 and was increased to $200,000 for fiscal 2000 and will remain $200,000 for fiscal 2001. In November 1999, Mr. Krishnan was granted an option to purchase 25,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting on October 1, 2000. In April 2000, Mr. Krishnan was granted an additional option to purchase 85,000 shares of Common Stock of the Company at the fair market value on the date of grant, vesting over four years. The options granted to Mr. Krishnan in February 1999 and April 2000 will also vest in full in the event of his termination without cause or a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of Mr. Dunsmore's option vesting. Mr. Krishnan also is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

     Bruce A. Berger. The Company is a party to a letter agreement with Mr. Berger dated March 29, 2000, which provides that Mr. Berger will be paid an annual base salary of $200,000. The letter agreement also provides that during fiscal 2000 Mr. Berger is entitled to a guaranteed cash bonus of 90% of his base salary, pro-rated for the period of his employment in fiscal 2000. Beginning with fiscal 2001, Mr. Berger is entitled to a cash bonus equal to 90% of his base salary, provided that the objectives set by the Committee are met.

     Pursuant to the terms of the letter agreement, the Company issued Mr. Berger stock options to purchase an aggregate of 75,000 shares of the Company's Common Stock. The options were granted at fair market value on the date of grant, vesting over four years. The options will also vest in full in the event of his termination without cause or upon a "change in control" of the Company which is deemed to occur under the same conditions as for purposes of the other executive officers.

     Pursuant to the letter agreement, the Company also paid Mr. Berger's relocation expenses. The letter agreement also provides that Mr. Berger is entitled to the benefits and perquisites which the Company generally provides to its other employees under applicable Company plans and policies.

     Under the terms of Mr. Berger's employment agreement, if the Company terminates his employment without cause after his repatriation to a United States assignment, Mr. Berger is entitled to receive his then current base salary for a period of six months and a pro-rated bonus payment based upon the period he worked in the year and actual fiscal year performance of the target objectives.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 2000.

                             PERFORMANCE EVALUATION

     The graph below compares the total cumulative stockholders' return on the Company's Common Stock for the period from the close of the NASDAQ Stock
Market -- U.S. Companies on September 30, 1995 to September 30, 2000, the last day of fiscal 2000, with the total cumulative return on the CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the "CRSP Index") and the CRSP Index for Nasdaq Computer Manufacturers Stocks (the "Peer Index") over the same period. The index level for the graph and table was set to $100 on September 30, 1995 for the Common Stock, the CRSP Index and the Peer Index and assumes the reinvestment of all dividends.

                                                                                                             NASDAQ COMPUTER
                                                                             NASDAQ STOCK MARKET (US    MANUFACTURERS STOCKS SIC
                                                 DIGI INTERNATIONAL INC.           COMPANIES)            3570-3579 US & FOREIGN
                                                 -----------------------     -----------------------    ------------------------
09/29/95                                                100.000                      100.000                     100.000
                                                         94.690                       99.424                     104.614
                                                         82.301                      101.753                     108.457
                                                         67.257                      101.215                     102.122
                                                         82.301                      101.722                     102.506
                                                         95.575                      105.601                     112.727
                                                         97.345                      105.955                     105.235
                                                        100.000                      114.733                     120.568
                                                         99.558                      119.995                     128.741
                                                         94.690                      114.584                     118.252
                                                         45.133                      104.385                     106.124
                                                         50.442                      110.250                     113.444
09/30/96                                                 50.442                      118.681                     130.355
                                                         52.212                      117.362                     130.841
                                                         46.460                      124.637                     142.407
                                                         33.628                      124.531                     136.729
                                                         29.646                      133.368                     148.793
                                                         29.204                      125.986                     128.082
                                                         25.221                      117.770                     114.954
                                                         23.451                      121.442                     119.644
                                                         31.858                      135.196                     147.258
                                                         35.841                      139.352                     148.503
                                                         40.708                      154.034                     180.791
                                                         53.097                      153.804                     180.192
09/30/97                                                 50.442                      162.918                     186.514
                                                         53.540                      154.431                     172.455
                                                         68.805                      155.247                     174.219
                                                         60.177                      152.524                     165.347
                                                         81.195                      157.355                     180.387
                                                         85.841                      172.145                     204.359
                                                         97.566                      178.507                     203.445
                                                         94.248                      181.514                     217.895
                                                         80.531                      171.429                     212.784
                                                         71.681                      183.408                     240.955
                                                         68.142                      181.268                     252.422
                                                         36.283                      145.337                     219.021
09/30/98                                                 43.363                      165.500                     263.869
                                                         53.097                      172.770                     274.210
                                                         46.018                      190.335                     300.683
                                                         39.381                      215.060                     358.548
                                                         35.177                      246.266                     442.109
                                                         23.009                      224.222                     372.395
                                                         23.894                      241.182                     403.616
                                                         26.991                      248.955                     416.177
                                                         29.646                      242.058                     392.885
                                                         36.947                      263.828                     449.093
                                                         40.708                      259.064                     453.542
                                                         40.266                      270.003                     512.121
09/30/99                                                 38.717                      270.378                     510.229
                                                         43.805                      292.048                     545.932
                                                         57.080                      327.559                     643.691
                                                         36.947                      399.602                     760.324
                                                         42.257                      384.833                     733.012
                                                         39.823                      457.944                     895.280
                                                         32.743                      448.484                     952.217
                                                         19.248                      377.223                     843.937
                                                         18.142                      331.719                     705.778
                                                         23.009                      389.935                     826.162
                                                         22.124                      368.823                     831.843
                                                         27.434                      412.399                     947.974
9/29/00                                                  27.876                      358.956                     842.960

                                     LEGEND

SYMBOL       CRSP TOTAL RETURNS INDEX FOR:          09/1995    09/1996    09/1997    09/1998    09/1999    09/2000
------       -----------------------------          -------    -------    -------    -------    -------    -------
     M  Digi International Inc.                      100.0       50.4       50.4       48.4       38.7       27.9
     *  Nasdaq Stock Market (US Companies)           100.0      118.7      162.9      165.5      270.4      359.0
     O  Nasdaq Computer Manufacturers Stocks         100.0      130.4      186.5      263.9      510.2      848.0
        SIC 8570 - 8579 US & Foreign

NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D.  The index level for all series was set to $100.0 on 09/29/1996.

                PROPOSAL TO APPROVE THE DIGI INTERNATIONAL INC.
                            2000 OMNIBUS STOCK PLAN

INTRODUCTION

     Effective November 6, 2000, the Company's Board of Directors authorized the adoption of the Digi International Inc. 2000 Omnibus Stock Plan (the "2000 Plan"), which is attached as Exhibit B to this Proxy Statement. At that time, the Board directed that the Company submit the 2000 Plan to the stockholders of the Company for approval at the January 2001 Annual Meeting of Stockholders. If the stockholders approve the 2000 Plan, it will be effective as of November 6, 2000.

     The Company currently issues stock options under two incentive plans. The Digi International Inc. Stock Option Plan, as amended (the "Stock Option Plan"), provides that the Committee may grant options to purchase shares of Common Stock of the Company, not to exceed 4,129,400 shares in the aggregate. The Stock Option Plan expires December 1, 2006. To date, approximately 2,210,345 shares have been issued, 2,056,341 shares are subject to outstanding options and 333,314 shares remain available for issuance.

     The Company's Non-Officer Stock Option Plan, as amended (the "Non-Officer Stock Option Plan"), provides that the Committee may grant options to purchase shares of Common Stock of the Company, not to exceed 1,250,000 shares in the aggregate. Officers and directors of the Company are not eligible to participate in the Non-Officer Stock Option Plan. To date, 110,797 shares have been issued, 659,317 shares are subject to outstanding options and 479,886 shares remain available for issuance.

     In the aggregate, under the Stock Option Plan and the Non-Officer Stock Option Plan, there were approximately 3,528,858 shares subject to outstanding options or available for issuance, constituting 23.2% of total outstanding shares as of December 8, 2000. In the event this proposal is approved by the stockholders, there will be approximately 4,278,858 shares subject to outstanding options or available for issuance of stock-based awards, constituting 24.9% of the total outstanding shares as of December 8, 2000.

     The Compensation Committee of the Board of Directors and the Board of Directors continue to believe that stock-based compensation programs are a key element in achieving the Company's continued financial and operational success. The Company's compensation programs have been designed to motivate representatives of the Company to work as a team to achieve the corporate goal of maximizing stockholder return.

     The descriptions set forth below are in all respects qualified by the terms of the 2000 Plan.

PURPOSE

     The purpose of the 2000 Plan is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The 2000 Plan is also intended to provide directors of the Company who are not employees of the Company (the "Outside Directors") with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contributions to the Company and to aid in attracting and retaining Outside Directors.

ADMINISTRATION

     The 2000 Plan is administered by the Company's Compensation Committee (the "Committee"). The Committee has the authority to adopt, revise and waive rules relating to the 2000 Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the 2000 Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% stockholders of the Company under applicable Federal securities laws.

Certain grants of options and the amount and nature of the awards to be granted to Outside Directors are automatic.

     The regulations under Section 162(m) of the Internal Revenue Code of 1986 (the "Code") require that the directors who serve as members of the Committee must be "outside directors." The 2000 Plan provides that directors serving on the Committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the Committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services, other than benefits under a tax-qualified pension option plan, (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity, other than as a director, and (v) any other person who is not otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934.

ELIGIBILITY AND NUMBER OF SHARES

     All employees of the Company and its affiliates and other individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as consultants, advisors and directors are eligible to receive awards under the 2000 Plan at the discretion of the Committee. Incentive stock options under the 2000 Plan may be awarded by the Committee only to employees. There are approximately 500 total employees and others who provide services to the Company and its affiliates, any or all of whom may be considered for the grant of awards under the 2000 Plan at the discretion of the Committee.

     The total number of shares of Company Common Stock available for distribution under the 2000 Plan is 750,000, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. No more than 250,000 shares pursuant to stock options and no more than 100,000 shares pursuant to stock appreciation rights may be granted to any one participant under the 2000 Plan in any calendar year. Subject to this limitation, there is no limit on the number of shares in respect of which awards may be granted by the Committee to any person.

     The 2000 Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company unless such amendments are determined by the Committee to be materially adverse to the participant and are not required as a matter of law. Any shares of Company Common Stock subject to awards under the 2000 Plan which are not used because the terms and conditions of the awards are not met may be reallocated as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights which have been exercised.

TYPES OF AWARDS

     The types of awards that may be granted under the 2000 Plan include restricted and unrestricted stock, incentive and nonstatutory stock options, stock appreciation rights, performance units and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards will be exercisable by the participants at such times as are determined by the Committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person's legal representative, may exercise an option or stock appreciation right, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant's death or pursuant to a qualified domestic relations order. However, the Committee may provide that an award, other than incentive stock options, may be transferable to members of the participant's immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee, and in some cases, a consultant, advisor or director, under the 2000 Plan are as follows:

Restricted and Unrestricted Stock and Other Stock-Based Awards

     The Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Company Common Stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a stockholder, including without limitation, voting and dividend rights. The 2000 Plan provides that no more than 100,000 shares in the form of restricted stock and 50,000 shares in the form of unrestricted stock can be issued under the 2000 Plan.

Incentive and Nonstatutory Stock Options

     Both incentive stock options and nonstatutory stock options may be granted to participants at such exercise prices as the Committee may determine, provided that the exercise price of nonstatutory stock options shall be not less than 50% of the fair market value of the underlying stock as of the date the option is granted and the exercise price of incentive stock options shall be not less than 100% of the fair market value of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that unless applicable Federal tax laws are modified, (i) no incentive stock options may be granted more than 10 years after the effective date of the 2000 Plan, (ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant and (iii) the aggregate fair market value of the shares of Company Common Stock with respect to which incentive stock options held by an employee under the 2000 Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.

     The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Committee. The Committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The Committee may provide, at or after the grant of a stock option, that a 2000 Plan participant who surrenders shares of stock in payment of an option shall be granted a new incentive or nonstatutory stock option covering a number of shares equal to the number of shares so surrendered. The Committee may prevent participants from purchasing options in any manner that could have adverse financial accounting consequences for the Company.

     In addition, options may be granted under the 2000 Plan to employees of entities acquired by the Company in substitution of options previously granted to them by the acquired entity.

Stock Appreciation Rights and Performance Units

     The value of a stock appreciation right granted to a participant is determined by the appreciation in Company Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Company Common Stock to which the right relates determined as of the date the stock appreciation right is granted. Performance units entitle the participant to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of Company Common Stock or a combination of cash and shares as determined by the Committee.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS, TERMINATION OF EMPLOYMENT, FORFEITURE

     The Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of options, stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of certain fundamental changes in the corporate structure of the Company, the death of the participant or such other events as the Committee may determine.

     In the event of the death or disability of a participant, options that were not previously exercisable will become immediately exercisable in full if the participant was continuously employed by the Company and its affiliates between the date the option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death. If a participant's employment or other relationship with the Company terminates for any reason other than death or disability, then any option or stock appreciation right that has not expired shall remain exercisable for three months after termination of the participant's employment, but, unless otherwise provided in the agreement, only to the extent such option or stock appreciation right was exercisable prior to such participant's termination of employment. If the participant is an Outside Director, the option or stock appreciate right shall remain exercisable until the expiration of the term, but, unless otherwise provided in the agreement, only to the extent that such option or stock appreciation right was exercisable prior to such Outside Director's ceasing to be a director. In no event may an option be exercisable at any time after its expiration date.

     Unless otherwise provided in an agreement, if a participant's employment or other relationship with the Company and its affiliates terminates due to death or disability, the participant shall be entitled to a payment with respect to performance units at the end of the performance cycle based upon the achievement of performance targets at the end of such period and prorated for the portion of the performance cycle during which the participant was employed and shall be entitled to receive a number of shares of restricted stock under outstanding awards that has been prorated for the term of the participant's employment and for which portion the restrictions shall lapse.

     The Committee may condition a grant upon the participant's agreement that in the event of certain occurrences, which may include a participant's competition with, unauthorized disclosure of confidential information of, or violation of the applicable business ethics policy or business policy of the Company or any of its affiliates, the awards paid to the participant within six months prior to the termination of employment of the participant (or their economic value) may be subject to forfeiture at the Committee's option.

ADJUSTMENTS, MODIFICATIONS, CANCELLATIONS

     The 2000 Plan gives the Committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the option price of outstanding options and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalizations, stock dividends, stock splits or other relevant changes. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the Committee, which may include changes in accounting practices of the Company or changes in the participant's title or employment responsibilities. The 2000 Plan also gives the Board the right to terminate, suspend or modify the 2000 Plan, except that amendments to the 2000 Plan are subject to stockholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the 2000 Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the participants in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company.

OUTSIDE DIRECTOR OPTIONS

     Under the terms of the 2000 Plan, each person who is an Outside Director and who beneficially owns not more than 5% of the outstanding Common Stock is given, each year at the conclusion of the annual meeting of stockholders of the Company, (i) a non-elective grant of a nonstatutory stock option to purchase 1,500 shares of Common Stock and (ii) the right to elect to receive a nonstatutory stock option to purchase 6,000 shares of Common Stock in lieu of cash compensation for the ensuing year. See "Election of Directors--Director Compensation" above. The 2000 Plan also provides that each eligible Outside Director who is elected between annual meetings of the stockholders of the Company is awarded (i) a nonstatutory stock option to purchase a prorated portion of the 1,500 shares of Common Stock and (ii) the right to elect to receive, in lieu of cash compensation, a nonstatutory stock option to purchase a prorated portion of 6,000 shares of Common Stock.

     In addition, the 2000 Plan provides for an automatic initial one-time grant of a nonstatutory stock option to purchase 5,000 shares of Common Stock when a person who has not previously been a director of the Company (and who does not beneficially own more than 5% of the outstanding Common Stock of the Company) is first elected as an Outside Director.

     All options granted to Outside Directors under the 2000 Plan are nonstatutory stock options that do not meet the requirements of Section 422 of the Code and the options have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Presently, Messrs. Eichhorn, Millard, Moe, Moroz, Seedman, Stanley and Tucker are the only directors eligible to receive Outside Director stock option grants under the 2000 Plan.

     The 2000 Plan provides that (i) options granted to eligible Outside Directors at the conclusion of an annual meeting of stockholders vest as to 50% of the shares subject to the option on the date of each of the first and second subsequent annual meetings and (ii) options granted to eligible Outside Directors between annual meetings vest as to 50% of the shares subject to the option on each of the first and second anniversaries of the date of grant.

     Notwithstanding the foregoing regular vesting provisions, an option held by an Outside Director vests and becomes immediately exercisable upon the latest of
(i) the date on which such director attains 62 years of age, (ii) the date on which such director has completed five years of service and (iii) the first anniversary of the date of grant of such option or, if applicable, the annual meeting of stockholders next succeeding the annual meeting at which such option was granted. Any option granted to an eligible Outside Director on or after the first accelerated vesting date for such director automatically vests on the annual meeting of stockholders next succeeding the annual meeting at which such option was granted. "Service", for purposes of this provision, means service to the Company or an affiliate of the Company in the capacity of an advisor, consultant, employee, officer or director, and service as a director from an annual meeting of stockholders to the next succeeding annual meeting constitutes a year of service, notwithstanding that such period may actually be more or less than one year.

     The Committee also may provide for the accelerated exercisability, modification or termination of the options granted to Outside Directors in the same manner as other options granted under the 2000 Plan. The Committee, in its discretion, may grant additional options or other awards to an Outside Director.

FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that awards made under the 2000 Plan generally will result in the following tax events for United States citizens under current United States Federal income tax laws:

Restricted and Unrestricted Stock

     Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction when the restrictions have been removed or expire and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under

Section 83(b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

     With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

     When the participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

Incentive Stock Options

     A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any incentive stock option is granted under the 2000 Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss a recipient realizes will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods.

     Except in the event of death, if shares acquired upon the exercise of an incentive stock option are disposed of before the expiration of the statutory holding periods (a "disqualifying disposition"), the participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares and the tax consequences of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a nonstatutory stock option, the tax consequences of which are discussed below.

Nonstatutory Stock Options

     A participant will not realize any taxable income, and the Company will not be entitled to any related deduction, when any nonstatutory stock option is granted under the 2000 Plan. When a participant exercises a nonstatutory stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss the participant realizes will be a capital gain or loss.

Stock Appreciation Rights and Performance Units

     Generally (i) the participant will not realize income upon the grant of a stock appreciation right or performance unit award, (ii) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction, when cash, shares of Common Stock or a combination of cash and shares are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance unit award and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

     Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders. The Company intends that any stock options granted to covered employees will qualify as "performance-based compensation" for purposes of Section 162(m), thereby preserving any available corporate compensation deductions attributable to such options.

WITHHOLDING

     The 2000 Plan permits the Company to withhold from cash awards, and to require a participant receiving Common Stock under the 2000 Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to the Company of shares then owned by the participant.

VOTING REQUIREMENTS, RECOMMENDATION

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the Meeting is required for approval of the 2000 Plan and the shares authorized under the 2000 Plan. Proxies solicited by the Board will be voted for approval of the proposal, unless stockholders specify otherwise in their proxies.

     For this purpose, a stockholder voting through a proxy who abstains with respect to approval of the 2000 Plan is considered to be present and entitled to vote on the approval of the 2000 Plan at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the 2000 Plan shall not be considered present and entitled to vote on the proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE DIGI INTERNATIONAL INC. 2000 OMNIBUS STOCK PLAN.

                      RELATIONSHIP WITH AND APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP, independent public accountants, has been the auditors for the Company since 1998, prior to which Coopers and Lybrand L.L.P., one of the two firms that were merged to form PricewaterhouseCoopers LLP in 1998, were the auditors for the Company since 1986. Upon the recommendation of the Audit Committee, the Board of Directors has again selected PricewaterhouseCoopers LLP to serve as the Company's independent public accountants for the fiscal year ending September 30, 2001, subject to ratification by the stockholders. While it is not required to do so, the Audit Committee is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Audit Committee will reconsider its selection.

     A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                               ADDITIONAL MATTERS

     The Annual Report of the Company for the fiscal year ended September 30, 2000, including financial statements, is being mailed with this Proxy Statement.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /S/ James E. Nicholson

                                          James E. Nicholson
                                          Secretary

Dated: December 21, 2000

                                                                       EXHIBIT A

                            DIGI INTERNATIONAL INC.

                            AUDIT COMMITTEE CHARTER
                            (AS OF JANUARY 25, 2000)

PURPOSE

     There shall be an Audit Committee of the Board of Directors of the Digi International Inc., a Delaware corporation (the "Company").

     The Committee shall have responsibility to oversee the Company's management and outside auditors in regard to corporate accounting and financial reporting. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The Committee is empowered to retain outside counsel, auditors or other experts in its discretion.

ORGANIZATION

     The Committee shall consist of at least three directors. Each director appointed to the Committee shall:

          a) not be disqualified from being an "independent director" within the meaning of Rule 4200 of the NASD Manual, and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment; and

          b) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee.

     At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

RESPONSIBILITIES

     The Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that the auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company's outside auditors. The Committee's responsibility is to oversee the financial reporting process.

     The Company's management, and its outside auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company's financial statements and other financial information or any professional certification as to the outside auditors' work, including without limitation their reports on and limited reviews of, the Company's financial statements and other financial information.

     In carrying out its oversight responsibilities, the Committee shall:

          a) review and reassess the adequacy of the Audit Committee Charter annually;

          b) require that the outside auditors provide the Committee with a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the outside auditors their independence;

          c) actively engage in a dialogue with the outside auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the outside auditors;

          d) take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors;

          e) review and consider the matters identified in Statement on Auditing Standards No. 61 with the outside auditors and management;

          f) review and discuss the Company's audited financial statements that are to be included in the Company's Form 10-K with the outside auditors and management and determine whether to recommend to the Board of Directors that the financial statements be included in the Company's Form 10-K for filing with the Securities and Exchange Commission; and

          g) review, or the Committee's Chairman shall review, any matters identified by the outside auditors pursuant to Statement on Auditing Standards No. 71 regarding the Company's interim financial statements. Any such review shall occur prior to the filing of such interim financial statements on the Company's Form 10-Q.

     The outside auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Board and the Committee have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors, and, if applicable, to nominate the outside auditors to be proposed for approval by the shareholders in any proxy statement.

                                                                       EXHIBIT B

                            DIGI INTERNATIONAL INC.

                            2000 OMNIBUS STOCK PLAN
                       (EFFECTIVE AS OF NOVEMBER 6, 2000)

     1. Purpose. The purpose of the Digi International Inc. 2000 Omnibus Stock Plan (the "Plan") is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.

     2.  Definitions.

          2.1 The capitalized terms used elsewhere in the Plan have the meanings set forth below.

             (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such "parent corporation" or "subsidiary corporation" owns an equity interest.

             (b) "Agreement" means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

             (c) "Award" or "Awards" means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

             (d) "Board" means the Board of Directors of the Company.

             (e) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

             (f) "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

             (g) "Company" means Digi International Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

             (h) "Effective Date" means the date specified in Plan Section 12.1.

             (i) "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

             (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

             (k) "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

             (l) "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

                (i) the closing sale price of a Share on the date immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

                    (A) on the composite tape for New York Stock Exchange listed shares, or

                    (B) if the Shares are not quoted on the composite tape for
               New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

                    (C) if the Shares are not listed on any such exchange, on
               the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use, or

                (ii) if clause (i) is inapplicable, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

                (iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

             However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date." In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

             (m) "Fundamental Change" means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

             (n) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

             (o) "Insider" as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

             (p) "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

             (q) "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

             (r) "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

             (s) "Outside Director" means a director who is not an Employee.

             (t) "Participant" means a person or entity to whom an Award is or has been made in accordance with the Plan.

             (u) "Performance Cycle" means the period of time as specified in an Agreement over which Performance Units are to be earned.

             (v) "Performance Units" means an Award made pursuant to Plan
        Section 11.

             (w) "Plan" means this Digi International Inc. 2000 Omnibus Stock Plan, as may be amended and in effect from time to time.

             (x) "Restricted Stock" means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.

             (y) "Section 16" or "Section 16(b)" means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

             (z) "Share" means a share of Stock.

             (aa) "Stock" means the common stock, par value $.01 per share, of the Company.

             (bb) "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

             (cc) "Subsidiary" means a "subsidiary corporation," as that term is defined in Code Section 424(f) or any successor provision.

             (dd) "Successor" with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

             (ee) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

             (ff) "Transferee" means any member of the Participant's immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

          2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

     3.  Administration and Indemnification.

          3.1  Administration.

             (a) The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award (except as to the amount of the Outside Director Options pursuant to Plan Section 9.3), and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors, including any grants made under Plan Section 9.3(e).

             (b) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

             (c) To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

             (d) It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

             (e) The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

          3.2 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     4.  Shares Available Under the Plan.

          (a) The number of Shares available for distribution under the Plan shall not exceed 750,000 (subject to adjustment pursuant to Plan Section
     16).

          (b) Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan; provided however, that Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under the Plan.

          (c) Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares (except as provided in Plan Section 4(b)) shall be available for further Awards.

          (d) For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

             (i) each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

             (ii) an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

             (iii) where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

             (iv) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

          Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

          (e) No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

          (f) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 250,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 100,000.

     5. Eligibility. Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees and except for certain Awards to Outside Directors pursuant to Plan Section 9.3. References herein to "employed," "employment" or similar terms (except "Employee") shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

     6.  General Terms of Awards.

          6.1 Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

          6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

          6.3 Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant's death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant (or, in the case of Plan Section 9.3, an Outside Director) the references to "Participant" (or "Outside Director") shall mean the original grantee of an Award and not any Transferee.

          6.4 Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant's termination of employment, the following provisions shall apply:

             (a) Options and Stock Appreciation Rights.

                (i) If a Participant's employment or other relationship with the Company and its Affiliates terminates because of the Participant's death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant's employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant's Successor at any time, or from time to time, within one year after the date of the Participant's death.

                (ii) If a Participant's employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant's employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant's Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant's disability.

                (iii) If a Participant's employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant's employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

                (iv) Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii) and (iii), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii) and (iii), except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

             (b) Performance Units. If a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant's employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

          (c) Restricted Stock Awards. Unless otherwise provided in the Agreement, in case of a Participant's death or disability, the Participant shall be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant's termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

          6.5 Rights as Stockholder. Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

     7.  Restricted Stock Awards.

          (a) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

          (b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

          (c) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

          (d) A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

          (e) No more than 100,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock. This limitation shall be calculated pursuant to the applicable provisions of Plan Sections 4 and 16.

     8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate. No more than 50,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions.

     9.  Stock Options.

          9.1  Terms of All Options.

             (a) An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 50% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Sections 9.2 and 19).

             (b) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Provided, however, that a Participant exercising a stock option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

             (c) The Committee may provide, in an Agreement or otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option ("Reload Option"). Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

             (d) Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

          9.2 Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

             (i) the purchase price of each Share subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Plan Section 19);

             (ii) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options shall be treated as a Non-Statutory Stock Option;

             (iii) an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

             (iv) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

             (v) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

          9.3  Terms and Conditions of Outside Director Options. This Section
     9.3 shall apply from and after the earlier of the date of termination of the Digi International Inc. Stock Option Plan or the date on which no Shares remain available for issuance thereunder.

             (a) Outside Director Option Grants. Subject to the terms and conditions of the Plan, the Committee shall grant Options to each Outside Director who is not on the date such Option would be granted the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding Shares, on the terms and conditions set forth in this Section 9.3. During the term of the Plan and provided that sufficient Shares are available pursuant to Plan Section 4:

                (i) each person who is elected to be an Outside Director and who was not at any time previously a director of the Company shall be granted a Non-Statutory Stock Option. The date such person is elected to be an Outside Director of the Company shall be the date of grant for such Options granted pursuant to this Section 9.3(a)(i). The number of Shares covered by each such Option shall be 5,000;

                (ii) each person who is an Outside Director at the conclusion of an Annual Meeting of Stockholders shall be granted a Non-Statutory Stock Option on the date of such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders shall also be the date of grant for Options granted pursuant to this Section 9.3(a)(ii). The number of Shares covered by each such Option shall be 1,500;

                (iii) each person who is elected to be an Outside Director between Annual Meetings of Stockholders shall be granted a Non-Statutory Stock Option. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such Options granted pursuant to this Section 9.3(a)(iii). The number of Shares covered by each such Option shall be 1,500 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12;

                (iv) each person who is an Outside Director at the conclusion of an Annual Meeting of Stockholders may elect in writing to be granted a Non-Statutory Stock Option on the date of such Annual Meeting of Stockholders in lieu of all cash compensation to which such Outside Director would be entitled for the Board year of the Company commencing with such Annual Meeting of Stockholders. The date of such Annual Meeting of Stockholders shall also be the date of grant for Options granted pursuant to this Section 9.3(a)(iv). The number of Shares covered by each such Option shall be 6,000. Any such election by an Outside Director shall be subject to prior approval by the Committee; and

                (v) each person who is elected to be an Outside Director between Annual Meetings of Stockholders may elect in writing to be granted a Non-Statutory Stock Option in lieu of all cash compensation to which such Outside Director would otherwise be entitled for the period commencing with the date such person is elected to be an Outside Director of the Company by the Board and ending on the date of the next Annual Meeting of Stockholders. The date such person is elected to be an Outside Director of the Company by the Board shall be the date of grant for such Options granted pursuant to this Section 9.3(a)(v). The number of Shares covered by each such Option shall be 6,000 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Stockholders to the date such person is elected to be an Outside Director, and the denominator of which shall be 12. Such election by an Outside Director shall be subject to prior approval by the Committee.

             (b) Exercise Price of Outside Director Options. The purchase price of each Share subject to an Option granted to an Outside Director pursuant to this Section 9.3 shall be the Fair Market Value of a Share on the date of grant.

             (c) Vesting of Outside Director Options.

                (i) Subject to the provisions of Plan Sections 9.3(d) and (e),
           (x) options granted to Outside Directors pursuant to Plan Sections 9.3(a)(ii) and (iv) and (y) options granted to Outside Directors pursuant to Plan Section 9.3(a)(i) if the date of grant of such Options is the date of an Annual Meeting of Stockholders shall vest and become exercisable in accordance with the following schedule:

      ANNUAL MEETING                 CUMULATIVE PERCENTAGE
     OF STOCKHOLDERS                  BECOMING EXERCISABLE
     ---------------                 ---------------------
   One Year After Grant                       50%
  Two Years After Grant                       100%

                (ii) Subject to the provisions of Plan Sections 9.3(d) and (e),
           (x) the options granted to Outside Directors pursuant to Plan Sections 9.3(a)(iii) and (v) and (y) options granted to Outside Directors pursuant to Plan Section 9.3(a)(i) if the date of grant of such Options is a date other than the date of an Annual Meeting of Stockholders shall vest and become exercisable in accordance with the following schedule:

    ANNIVERSARY OF THE               CUMULATIVE PERCENTAGE
      DATE OF GRANT                   BECOMING EXERCISABLE
    ------------------               ---------------------
   One Year After Grant                       50%
  Two Years After Grant                       100%

             (d) Accelerated Vesting of Outside Director
        Options. Notwithstanding the vesting schedules set forth in Plan Section 9.3(c), an Option held by an Outside Director shall vest and become immediately exercisable upon the latest of (i) the date on which such Outside Director attains 62 years of age, (ii) the date on which such Outside Director has completed five years of Service (as hereinafter defined) and (iii) the first anniversary of the date of grant of such Option or, if applicable, the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such Option was granted. Any Option granted to an Outside Director on or after the first accelerated vesting date for such Outside Director shall automatically vest on the Annual Meeting of Stockholders next succeeding the Annual Meeting at which such Option was granted. As used herein, "Service" shall mean service to the Company or an Affiliate in the capacity of any advisor, consultant, employee, officer or director, and Service as a director from an Annual Meeting of Stockholders to the next succeeding Annual Meeting shall constitute a year of Service, notwithstanding that such period may actually be more or less than one year.

             (e) Non-exclusivity of Section 9.3. The provisions of this Section
        9.3 are not intended to be exclusive; the Committee, in its discretion, may grant Options or other Awards to an Outside Director.

     10. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

     11.  Performance Units.

          11.1  Initial Award.

             (a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or more of the Company's or a group's, unit's, Affiliate's or an individual's performance. The Agreement may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

             (b) Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

          11.2 Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant's title or employment responsibilities, the Participant's death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

     12.  Effective Date and Duration of the Plan.

          12.1 Effective Date. The Plan shall become effective as of November 6, 2000, provided that the Plan is approved by the requisite vote of stockholders at the January 2001 Annual Meeting of Stockholders or any adjournment thereof.

          12.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15, or November 6, 2010 (the "Termination Date"); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the

     Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

     13.  Plan Does Not Affect Employment Status.

          (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

          (b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

     14. Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

     15.  Amendment, Modification and Termination of the Plan.

          (a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

          (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect these rights.

     16. Adjustment for Changes in Capitalization. Subject to any required action by the Company's stockholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution -- (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding,
(iv) in the Option price as to any outstanding Options and, (v) subject to Plan
Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units -- may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

     17. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

          (a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

          (b) at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or
     (ii) for each Stock Appreciation Right, the price determined pursuant to
     Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan
     Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

     18. Forfeitures. An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant's termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee's right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant's termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

     19. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     20. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

     21.  Limits of Liability.

          (a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

          (b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     22. Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

     23. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

     24. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

     25. Beneficiary Upon Participant's Death. To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

     26.  Requirements of Law.

          (a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

          (b) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            [DIGI LOGO]     DIGI INTERNATIONAL INC.
                            11001 BREN ROAD EAST
                            MINNETONKA, MINNESOTA 55343

                         Annual Meeting of Stockholders
                          Wednesday, January 24, 2001
                                    3:30 PM

                                Marquette Hotel
                              710 Marquette Avenue
                             Minneapolis, Minnesota




                               Please detach here
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[DIGI LOGO]     DIGI INTERNATIONAL INC.
                11001 BREN ROAD EAST
                MINNETONKA, MINNESOTA 55343
                                                                           PROXY
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE
ANNUAL MEETING ON JANUARY 24, 2001

The undersigned hereby appoints Joseph T. Dunsmore and Subramanian Krishnan, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock of Digi International Inc. held of record by the undersigned on December 8, 2000, at the Annual Meeting of Stockholders to be held on January 24, 2001, or any adjournment thereof.







                      See reverse for voting instructions.

                               Please detach here
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|PROXY                                                                         |

 1. Election of Directors. 01 Mykola Moroz [ ] FOR ALL NOMINEES [ ] WITHHOLD
    02 Michael Seedman 03 James Tucker.        LISTED TO THE        AUTHORITY
    Mr. Moroz will serve for a term of         LEFT (except as      to vote for
    one year and Messrs. Seedman and           marked to the        all nominees
    Tucker will serve for a term of            contrary)            listed to
    three years.                                                    the left


 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR   ---------------------------
 ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE  |                         |
 NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)      ---------------------------


 2. Approval of the Digi International Inc. 2000
    Omnibus Stock Plan (the "Plan") and          [ ] For [ ] Against [ ] Abstain
    reservation for 750,000 shares for awards under the Plan.

 3. Ratification of the appointment of
    PricewaterhouseCoopers LLP as independent    [ ] For [ ] Against [ ] Abstain
    public accountants of the Company for the 2001 fiscal year.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
 HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

 Address Change? Mark Box [ ]                  Date
 Indicate changes below:                           ----------------------------

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                                              Signature(s) in Box
                                              Please sign your name exactly as
                                              it appears on this proxy. When
                                              shares are held by joint tenants,
                                              both should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee, or guardian, please give
                                              full title as such. If a
                                              corporation, please sign in full
                                              corporate name by President or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.


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                                             | PLEASE MARK, SIGN, DATE AND   |
                                             | RETURN THE PROXY CARD PROMPTLY|
                                             | USING THE ENCLOSED ENVELOPE   |
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